Servicer's Report						CONFIDENTIAL
Interest Period: June 19, 2000 to July 16, 2000						Date of Report: July 13, 2000

Associates Credit Card Master Note Trust, Series 2000-1
	Class A	Class B	Class C	Total Series	Transferor		Trust
Monthly Master Note Trust Activities	Note	Note	Note	Note	Interest		Totals

Beginning Principal Receivables Balance							5,586,154,841.54
Beginning Fin. Chrg. Receivables Balance							326,751,928.07
Beginning Total Receivables Balance							5,912,906,769.61

Beginning Special Funding Accnt Balance							0.00
Beginning Spread Account Balance							0.00
Beginning Reserve Account Balance							0.00

Initial Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00

Beginning Period Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00	1,380,026,841.54

Note Principal Balance Increase	0.00	0.00	0.00	0.00
Note Principal Balance Decrease	0.00	0.00	0.00	0.00

Reductions in Invested Amount this Period
(Other than by Principal Payments)	0.00	0.00	0.00	0.00
Previous Reductions in Invested Amount
Reimbursed this Period	0.00	0.00	0.00	0.00

Ending Special Funding Accnt Balance							0.00
Ending Spread Account Balance							0.00
Ending Reserve Account Balance							0.00

Ending Period Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00	760,631,271.80

Group I Information	Series 2000-98-1	Series 2000-98-2	Series 2000-99-1	Series 2000-99-2	Series 2000-99-3	Series 2000-99-4

Beginning Invested Amount	882,500,000.00	823,628,000.00	352,941,000.00	294,118,000.00	264,706,000.00	588,235,000.00
Average Rate	6.95%	6.98%	5.83%	5.96%	6.96%	7.06%
Allocable Finance Charge Collections	19,921,273.32	18,592,315.58	7,967,177.48	6,639,325.85	5,975,388.75	13,278,629.13
Allocable Principal Collections	78,428,324.18	73,196,332.91	31,366,086.31	26,138,449.69	23,524,586.95	52,276,810.51
Allocable Default Amount Due	6,994,323.33	6,527,728.65	2,797,261.72	2,331,055.40	2,097,948.27	4,662,102.87
Allocable Monthly Interest Due	4,772,713.44	4,470,927.15	3,201,290.70	2,452,407.29	1,432,678.42	3,230,605.71
Allocable Monthly Servicing Fees Due	1,470,833.33	1,372,713.33	588,235.00	490,196.67	441,176.67	980,391.67
Ending Invested Amount	882,500,000.00	823,628,000.00	705,882,000.00	529,412,400.00	264,706,000.00	588,235,000.00

Group I Information	Series 2000-1						Total

Beginning Invested Amount	1,000,000,000.00						4,206,128,000.00
Average Rate	6.87%						6.68%
Investor Finance Charge Collections	22,573,680.81						94,947,790.93
Investor Principal Collections	496,445,057.05						781,375,647.59
Investor Default Amount Due	7,925,578.85						33,335,999.10
Investor Monthly Interest Due	6,492,323.61						26,052,946.32
Allocable Monthly Servicing Fees Due	1,888,889.00						7,232,435.67
Ending Invested Amount	1,000,000,000.00						4,794,363,400.00

Payout Event Tests

Base Rate Trigger				Transferor's Interest Trigger
3 Month Average Portfolio Yield		17.28%		Required Transferor Interest			388,849,627.03
3 Month Average Base Rate		8.87%		Transferor Interest			760,631,271.80
Spread		8.40%		Trigger Pass Test			Yes
Trigger Pass Test: If Spread is >0, "Yes"		Yes

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Series 2000-1

Pursuant to the Master Indenture dated as of April 1, 2000 (as amended and supplemented, the "Master Indenture"), between Associates Credit Card Master Note Trust (the "Trust") and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2000-1 Indenture Supplement, dated as of June 13, 2000 (the "Indenture Supplement"), between the Trust and the Indenture Trustee, Associates National Bank (Delaware), as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of April 1, 2000 (the "Transfer and Servicing Agreement") among Associates Credit Card Receivables Corp., as Transferor, the Servicer and the Trust, is required to prepare certain information each month regarding current distributions to the Series 2000-1 Noteholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of  July 17, 2000, and with respect to the performance of the Trust during the month of June is set forth below. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Master Indenture and the Indenture Supplement.

Current Transaction Period:			Revolving Period
Any Cash Flow Shortfalls this Period			No
Any Cash Flow Shortfalls from Previous Period			No
Payout Event this Period:			No
Group I Participants:			Series 2000-98-1, Series 2000-98-2
			Series 2000-99-1, Series 2000-99-2, Series 2000-99-3, Series 2000-99-4
			Series 2000-1

MASTER NOTE TRUST RECEIVABLES

YIELD AND BASE RATE --			June: (30 posting days)

				Yield	Defaults	Total
Portfolio Yield (Current Month)				27.09%	9.51%	17.58%
Portfolio Yield (Prior Month)				26.43%	8.91%	17.52%
Portfolio Yield (Two Months Ago)				24.67%	7.94%	16.74%
THREE MONTH AVERAGE PORTFOLIO YIELD							17.28%

				Servicing	Coupon	Total
Base Rate (Current Month)				2.00%	6.87%	8.87%
Base Rate (Prior Month)
Base Rate (Two Months Ago)
THREE MONTH AVERAGE BASE RATE							8.87%

Beginning Period Principal Receivables							5,586,154,841.54
Beginning Period Finance Charge Receivables							326,751,928.07
Beginning Period Discounted Receivables							0.00
Beginning Period Total Receivables							5,912,906,769.61

Removed Principal Receivables							0.00
Removed Finance Charge Receivables							0.00
Removed Total Receivables							0.00
Discounted Receivables Generated this Period							0.00
Additional Principal Receivables							0.00
Additional Finance Charge Receivables							0.00
Additional Total Receivables							0.00

Total Principal Collections this Period							496,445,057.05
Total Defaulted Principal Receivables this Period							44,273,510.64
Total Receivables Adjustments this Period							20,667,428.04
Total Finance Charge Collections this Period							126,100,076.37
Total Discounted Receivables this Period							0.00

Ending Period Principal Receivables							5,554,994,671.80
Ending Period Finance Charge Receivables							331,659,878.81
Ending Period Discounted Receivables							0.00
Ending Period Total Receivables							5,886,654,550.61

DELINQUENCY INFORMATION
End of the Month Principal Delinquencies:
31-60 Days Delinquent							131,978,851.82
61-90 Days Delinquent							74,682,061.76
91+ Days Delinquent							141,055,668.43

Total 31+ Days Delinquent							347,716,582.01

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Cash Flow Allocations
Series 2000-1

FLOATING INVESTOR PERCENTAGE			0.179014
FIXED INVESTOR PERCENTAGE			0.179014

FINANCE CHARGE ALLOCATIONS				Class A	Class B	Class C	Total

AVAILABLE FUNDS
Total Trust Finance Charge Collections			126,100,076.37
Investor Percentage			0.179014
Investor Finance Charge Collections			22,573,680.81				22,573,680.81
Excess Finance Charge Collections allocated to Series			0.00				0.00
Available Finance Charge Collections			22,573,680.81				22,573,680.81

CASH FLOW ALLOCATIONS
Class A Distributions
(1)	Class A Monthly Interest			4,856,663.89
(2)	Class A Monthly Interest Previously Due			0.00
(3)	Class A Monthly Additional Interest			0.00
(4)	Class A Monthly Additional Interest Previously Due			0.00
Total Class A Monthly Interest				4,856,663.89			4,856,663.89

Class B Distributions
(5)	Class B Monthly Interest				675,823.78
(6)	Class B Monthly Interest Previously Due				0.00
(7)	Class B Monthly Additional Interest				0.00
(8)	Class B Monthly Additional Interest Previously Due				0.00
Total Class B Monthly Interest					675,823.78		675,823.78

(9)	Total Monthly Servicing Fee for Series						1,888,889.00
(10)	Total Servicing Fee for Series Previously Due						0.00

(11)	Class A Prepayable Increase Amount Interest			0.00			0.00
(12)	Class B Prepayable Increase Amount Interest				0.00		0.00
(13)	Investor Default Amount						7,925,578.85
(14)	Investor Charge-Offs			0.00	0.00	0.00	0.00
(15)	Reallocated Principal Collections Previously Due			0.00	0.00	0.00	0.00

Class C Distributions
(16)	Class C Monthly Interest					959,835.94
(17)	Class C Monthly Interest Previously Due					0.00
(18)	Class C Monthly Additional Interest					0.00
(19)	Class C Monthly Additional Interest Previously Due					0.00
(20)	Class C Prepayable Increase Amount Interest					0.00
Total Class C Interest						959,835.94	959,835.94

(21)	Funds Required per Note Agreement under
Sections 2.07, 2.08 & 2.09							0.00
(22)	Funds Required per Note Agreement under
Sections 2.04 (e) & 7.01							0.00

Spread Account Distributions
(23)	Class C Spread Account Required Deposit						0.00

TOTAL EXCESS SPREAD ELIGIBLE FOR OTHER SERIES' ALLOCATIONS							6,266,889.36

EXCESS SPREAD ALLOCATED TO OTHER SERIES'							0.00

EXCESS SPREAD RELEASED TO TRANSFEROR							6,266,889.36

PRINCIPAL ALLOCATIONS				Class A	Class B	Class C	Total

AVAILABLE FUNDS
Total Trust Principal Collections			496,445,057.05
Investor Percentage			0.179014
Investor Principal Collections			88,870,622.30
Shared Principal Collections from other Series'			407,574,434.75
Available Principal Collections			496,445,057.05

Controlled Amoritization Amount				0.00	0.00	0.00	0.00
Partial Amoritization Amount				0.00	0.00	0.00	0.00
Deficiency Controlled Amoritization Amount				0.00	0.00	0.00	0.00
Monthly Principal Amount				0.00	0.00	0.00	0.00
Principal Shortfall
Reallocated Principal to other Series'				0.00	0.00		0.00

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Cash Reconciliation
Oct-00

Group 1		Coupon Rate	Balance	Interest Payments
Series 2000-98-1, Class A		6.85%	$ 662,500,000.00	$ 3,528,977.66
Series 2000-98-1, Class B		7.07%	$ 87,500,000.00	$ 481,253.49
Series 2000-98-1, Class C		7.40%	$ 132,500,000.00	$ 762,482.29
Series 2000-98-2, Class A		6.88%	$ 617,647,000.00	$ 3,304,771.46
Series 2000-98-2, Class B		7.10%	$ 82,353,000.00	$ 454,728.06
Series 2000-98-2, Class C		7.40%	$ 123,628,000.00	$ 711,427.63
Series 2000-99-1, Class A		5.53%	$ 529,412,000.00	$ 2,277,357.09
Series 2000-99-1, Class B		5.73%	$ 70,588,000.00	$ 314,626.82
Series 2000-99-1, Class C		7.40%	$ 105,882,000.00	$ 609,306.79
Series 2000-99-2, Class A		5.67%	$ 397,058,400.00	$ 1,749,855.71
Series 2000-99-2, Class B		5.96%	$ 52,941,600.00	$ 245,566.31
Series 2000-99-2, Class C		7.40%	$ 79,412,400.00	$ 456,985.27
Series 2000-99-3, Class A		6.88%	$ 198,500,000.00	$ 1,062,360.47
Series 2000-99-3, Class B		6.88%	$ 26,500,000.00	$ 141,826.46
Series 2000-99-3, Class C		7.40%	$ 39,706,000.00	$ 228,491.49
Series 2000-99-4, Class A		6.97%	$ 441,176,000.00	$ 2,392,218.00
Series 2000-99-4, Class B		7.23%	$ 58,824,000.00	$ 330,632.05
Series 2000-99-4, Class C		7.40%	$ 88,235,000.00	$ 507,755.66
Series 2000-1, Class A		6.77%	$ 760,000,000.00	$ 4,856,663.89
Series 2000-1, Class B		6.98%	$ 102,500,000.00	$ 675,823.78
Series 2000-1, Class C		7.39%	$ 137,500,000.00	$ 959,835.94
Weighted Average Coupon of all Notes		6.68%	$4,794,363,400.00	$ 26,052,946.32

Weighted Average Coupon of		6.56%	$4,087,500,000.00
Class A and Class B Notes

Current Transaction Period:	Revolving Period

CASH FLOW REQUIREMENTS			Series 2000-98-1
			Class A	Class B	Class C	Total
Principal Distribution Due this Period			$ -	$ -	$ -	$ -
Interest Distribution Due this Period			$ 3,528,977.66	$ 481,253.49	$ 762,482.29	$ 4,772,713.44
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 1,470,833.33	$ 1,470,833.33
Total Required Distribution			$ 3,528,977.66	$ 481,253.49	$ 2,233,315.62	$ 6,243,546.77

Total Required Distribution to Class A & Class B investors

			Series 2000-98-2
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 3,304,771.46	$ 454,728.06	$ 711,427.63	$ 4,470,927.15
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 1,372,713.33	$ 1,372,713.33
Total Required Distribution			$ 3,304,771.46	$ 454,728.06	$ 2,084,140.96	$ 5,843,640.48

Total Required Distribution to Class A & Class B investors

			Series 2000-99-1
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 2,277,357.09	$ 314,626.82	$ 609,306.79	$ 3,201,290.70
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 588,235.00	$ 588,235.00
Total Required Distribution			$ 2,277,357.09	$ 314,626.82	$ 1,197,541.79	$ 3,789,525.70

Total Required Distribution to Class A & Class B investors

			Series 2000-99-2
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 1,749,855.71	$ 245,566.31	$ 456,985.27	$ 2,452,407.29
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 490,196.67	$ 490,196.67
Total Required Distribution			$ 1,749,855.71	$ 245,566.31	$ 947,181.94	$ 2,942,603.96

Total Required Distribution to Class A & Class B investors

			Series 2000-99-3
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 1,062,360.47	$ 141,826.46	$ 228,491.49	$ 1,432,678.42
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 441,176.67	$ 441,176.67
Total Required Distribution			$ 1,062,360.47	$ 141,826.46	$ 669,668.16	$ 1,873,855.09

Total Required Distribution to Class A & Class B investors

			Series 2000-99-4
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 2,392,218.00	$ 330,632.05	$ 507,755.66	$ 3,230,605.71
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 980,391.67	$ 980,391.67
Total Required Distribution			$ 2,392,218.00	$ 330,632.05	$ 1,488,147.33	$ 4,210,997.38

Total Required Distribution to Class A & Class B investors

			Series 2000-1
			Class A	Class B	Class C	Total
Principal Distribution Required Amount			$ -	$ -	$ -	$ -
Interest Distribution Required Amount			$ 4,856,663.89	$ 675,823.78	$ 959,835.94	$ 6,492,323.61
Unpaid Principal Shortfalls paid this Period			$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period			$ -	$ -	$ -	$ -
Prepayable Interest			$ -	$ -	$ -	$ -
Servicing Fee					$ 1,888,889.00	$ 1,888,889.00
Total Required Distribution			$ 4,856,663.89	$ 675,823.78	$ 2,848,724.94	$ 8,381,212.61

Total Required Distribution to Class A & Class B investors

CASH DISBURSEMENTS
Servicer Payment to trustee for Series 2000-98-1					$ 4,772,713.44
Servicer Payment to trustee for Series 2000-98-2					$ 4,470,927.15
Servicer Payment to trustee for Series 2000-99-1					$ 3,201,290.70
Servicer Payment to trustee for Series 2000-99-2					$ 2,452,407.29
Servicer Payment to trustee for Series 2000-99-3					$ 1,432,678.42
Servicer Payment to trustee for Series 2000-99-4					$ 3,230,605.71
Servicer Payment to trustee for Series 2000-1					$ 6,492,323.61
Total Servicer Payment to trustee for all Series'					$ 26,052,946.32

Trustee Payment to Series 2000-98-1 Class C					$ 762,482.29
Trustee Payment to Series 2000-98-2 Class C					$ 711,427.63
Trustee Payment to Series 2000-99-1 Class C					$ 609,306.79
Trustee Payment to Series 2000-99-2 Class C					$ 456,985.27
Trustee Payment to Series 2000-99-3 Class C					$ 228,491.49
Trustee Payment to Series 2000-99-4 Class C					$ 507,755.66
Trustee Payment to Series 2000-1 Class C					$ 959,835.94
Total Trustee Payment to all Class C Investor's					$ 4,236,285.07